Exhibit 99.1

Media Contact:	Financial Contact:
Edward Slezak	Gerard F. Agoglia
Acclaim Entertainment, Inc.	Acclaim Entertainment, Inc.
(516) 656-5000	(516) 656-5000
eslezak@acclaim.com	gagoglia@acclaim.com

FOR IMMEDIATE RELEASE

ACCLAIM ENTERTAINMENT, INC. IN NEGOTIATIONS

WITH POTENTIAL LENDER TO REPLACE GMAC

LOAN FACILITY; RECEIVES NOTICE FROM NASDAQ

GLEN COVE, NY, August 23, 2004 – Acclaim Entertainment, Inc. (NASDAQ.SC: AKLM), announced today that the extension agreement with its primary lender, GMAC Commercial Finance LLC (“GMAC CF”), to extend GMAC CF’s previously announced termination of the Company’s credit facility, expired on August 20, 2004. The Company is in negotiations with a new proposed lender seeking to replace the GMAC CF credit facility. The replacement of the GMAC CF facility will be subject to the execution and delivery of definitive legal documentation by the Company, GMAC CF and the new lender; provided that there can be no assurance that the new lender will consummate the proposed transaction. Pending the outcome of these negotiations, GMAC CF has agreed to refrain from exercising its remedies against the Company. If these negotiations are unsuccessful and GMAC CF exercises its remedies, then the Company would be forced to seek the protection of the bankruptcy laws.

In addition, the Company announced today that it had received notice from the Nasdaq Stock Market that delisting proceedings had been initiated against the Company due to the Company’s inability to meet the minimum market capitalization continued listing requirements of the Nasdaq Small Cap Market, as set forth in Marketplace Rule 4310(c)(2)(B)(ii), and the Company’s failure to file its quarterly report on Form 10-Q for the period ended June 27, 2004, as required by Marketplace Rule 4310(c)(14). The Company intends to appeal Nasdaq’s delisting decision and expects to regain compliance as a timely filer once it files its Form 10-Q with the Securities and Exchange Commission, as soon as possible. During the appeal process with Nasdaq, the Company’s securities will continue to trade on the Nasdaq Small-Cap Market pending a final determination.

In the event that the Company’s securities are delisted from The Nasdaq Stock Market, then the Company’s securities will be reported on the OTC Bulletin Board®(OTCBB) so long as two or more broker/dealers make a market in the Company’s securities and the Company becomes current and continues to remain current with its filings with the Securities and Exchange Commission.

Cautionary Statement

The statements contained in this release, which are not historical facts, are “forward-looking statements.” Acclaim cautions readers of this press release that a number of important factors could cause Acclaim’s actual future results to differ materially from those expressed in any such forward-looking statements. These important factors, include without limitation, Acclaim’s ability to complete the new credit facility, as to which no assurances can be given, the continued support of Acclaim’s vendors, the financial strength of the interactive entertainment industry, dependence on new product introductions and the ability to maintain the scheduling of such introductions, technological changes, dependence on major platform manufacturers and other factors that could affect Acclaim, are described in Acclaim’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004, which was filed with the United States Securities and Exchange Commission on July 1, 2004. Readers of this press release are referred to such filing and are advised that contained therein, the Company’s independent auditors, KPMG, LLP, have included in their independent auditor’s report, dated June 29, 2004, an explanatory paragraph relating to the Company’s ability to continue as a going concern. Furthermore, Acclaim’s consolidated balance sheet as of March 31, 2003 and the consolidated statements of stockholders’ (deficit) equity for the seven months ended March 31, 2003 and each of the years in the two-year period ended August 31, 2002, the consolidated statement of cash flows for each of the years in the two-year period ended August 31, 2002 and consolidated statement of operations for the year ended August 31, 2001 have been restated. Please see Note 2 (Restatement) to Acclaim’s Consolidated Financial Statements in its Form 10-K for the fiscal year ended March 31, 2004.

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